CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 our report dated July 9, 2018, relating to the financial statements of Variant Alternative Income Fund (the “Fund”) as of June 29, 2018, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Variant Alternative Income Fund Registration Statement on Form N-2.

Cohen & Company, Ltd.

Chicago, Illinois

July 9, 2018